Exhibit 10.5

Sales Contract

Date:
Contract No.:

Buyer:	NEW RETAIL INTERNATIONAL PTE. LTD.
Address:	10 WOODLANDS LINK SINGAPORE 738736
Tel:	0065-98197345

Seller:
Add:
Tel:
Fax:

This Contract 1s made by and between the Buyer and the Seller, whereby the Buyer agree to buy and the Seller agrees to sell the under mentioned commodity according to the terms and conditions stipulated below.

1. COMMODITY.

Number	Description	SIZE	Package	Quantity	Box quantity	Unit Price	Amount
1
2
3
Total:

2. 10% plus/minus is allowed in quantity and amount

3. PORT OF SHIPMENT:

4. PORT OF DESTINATION: CIF Singapore

5. PAYMENT: by TIT, 30% deposit and balance against scan copy of shipping documents.

REMITTANCEINSTRUCTION:

Account Name

Bank Name.

Bank Address

SWIFT

USD Account

6. SHIPMENT DATE: Ship on board on or before [date]

7. DOCUMENTS:

1 Commercial invoice in three fold

2 Packing list in three fold

3 A full set of ocean bill of lading.

4 Certificate of origin

5 Certificate of health

8. LIABILITY FOR EXCHANGE LOSS: The buyer will bear the exchange loss if he does not make the payment under the specified period

9. FORCE MAJEURE:

The Sellers shall not be held responsible for the delay in shipment or non-delivery of the goods due to Force Majeure, which might occur during the process of manufacturing or in the course of loading or transit. The Sellers shall advise the Buyers immediately of the occurrence mentioned above and within fourteen days thereafter. the Sellers shall send by airmail to the Buyers for their acceptance the accident issued by Competent Government Authorities where the accident occurs as evidence thereof. Under such circumstances the Sellers, however, are still under the obligation to take all certificate of necessary measures to hasten the delivery of the goods. In case the accident lasts for more than 10 weeks. the Buyers shall have the right to cancel the Contract.

10. ARBITRATION· Any dispute arising from or in connection with this Contract shall be submitted to China International Economic and Trade Arbitration Commission for arbitration which shall be conducted in accordance with the Commission’s arbitration rules in effect at the time of applying for arbitration. Both parties agree to choose to be subject to relevant Chinese laws and regulations as dispute applicable laws. The arbitral award is final and binding upon both partied. Arbitration fee shall be borne by the losing party. This contract is in both Chinese and English. Chinese and English are equally valid. If ambiguity, the Chinese version shall prevail.

11. BANK CHARGES: All bank charges outside China will be on the account of the Buyers.

12. Product packing to be confirmed by both contract parties mutually. And the seller is not responsible for product packing design to meet any and/or all legal or governmental regulation where the buyer is registered and/or located.

13. OTHER: This contract is signed in two copies, the seller holds one copy and the buyer hold the other copy. Signature on scan copies is acceptable

THE BUYER	THE SELLER
Signature	Signature